Execution Copy
WAIVER UNDER
CREDIT AGREEMENT
     THIS WAIVER UNDER CREDIT AGREEMENT (this “Waiver”) is made and entered into as of October 17, 2007, by and among Breeze-Eastern Corporation, a Delaware corporation (formerly known as TransTechnology Corporation, “Borrower”), the lenders listed on the signatory pages hereof (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (“Administrative Agent”), and AC Finance LLC as co-lead arranger (“Co-Lead Arranger”).
WITNESSETH:
     WHEREAS, Borrower, the Lenders, Administrative Agent, and Co-Lead Arranger are parties to that certain Amended and Restated Credit Agreement, dated as of May 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”);
     WHEREAS, Borrower desires to enter into that certain Contract No. DP3/ between The General Headquarters (GHQ) of the United Arab Emirates Armed Forces and Borrower (the “Contract”), attached as Exhibit A hereto;
     WHEREAS, should the Borrower execute the Contract, Borrower would be required to enter into certain down payment guarantees (the “Guarantees”) and performance/warranty bonds (the “Bonds”), the aggregate amount of Indebtedness in respect of which would not exceed $707,787.20 (such Guarantees and the Bonds are to be agreed in substantially the same form as Annex 4 and Annex 5, respectively, included in Exhibit A hereto);
     WHEREAS, absent a waiver from the Required Lenders, the delivery of the Guarantees and the Bonds would cause an Event of Default under Section 7.2(a) of the Credit Agreement (the “Indebtedness Default”) to occur;
     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:
Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
Section 2. Waiver. Subject to the terms and conditions set forth herein, Administrative Agent and Required Lenders hereby agree to waive the Indebtedness Default so long as the aggregate amount of Indebtedness in respect of the Guarantees and the Bonds does not exceed $900,000.00 in the aggregate.

Section 3. Representations and Warranties. In order to induce Administrative Agent and the Required Lenders to enter into this Waiver, Borrower hereby represents and warrants that:
          3.01 No Default. At and as of the Effective Date (as defined in Section 4), after giving effect to this Waiver, no Default or Event of Default exists.
          3.02 Representations and Warranties True and Correct. At and as of the Effective Date, and both prior to and after giving effect to this Waiver, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
          3.03 Corporate Power, Etc. Borrower (a) has all requisite corporate power and authority to execute and deliver this Waiver and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Waiver and the consummation of the transactions contemplated hereby.
          3.04 No Conflict. The execution, delivery and performance by Borrower of this Waiver will not (a) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (d) require any unobtained approval of Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of Borrower.
          3.05 Binding Effect. This Waiver has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4. Conditions. This Waiver shall be effective as of October 17, 2007 (the “Effective Date”) upon the fulfillment, in a manner satisfactory to Administrative Agent of all of the following conditions precedent set forth in this Section 4:
          4.01 Execution of the Waiver. Borrower, Administrative Agent and the Required Lenders shall have executed an original counterpart of this Waiver and shall have delivered (including by way of facsimile or other electronic transmission) the same to Administrative Agent.

2

          4.02 Delivery of Documents. Administrative Agent shall have received a fully executed copy of all other such instruments, documents and agreements as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent.
          4.03 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.
          4.04 Compliance with Terms. Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrower in connection herewith.
Section 5. Miscellaneous.
          5.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.
          5.02 No Waiver. This Waiver is limited as specified and the execution, delivery and effectiveness of this Waiver shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.
          5.03 Governing Law. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          5.04 Severability. The provisions of this Waiver are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Waiver in any jurisdiction.
          5.05 Counterparts. This Waiver may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Borrower, Administrative Agent and each Lender.
          5.06 Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.
          5.07 Binding Effect; Assignment. This Waiver shall be binding upon and inure to the benefit of Borrower, Administrative Agent, Co-Lead Arranger and the Lenders and their respective successors and assigns.
          5.08 Expenses. Borrower agrees to pay Administrative Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Administrative Agent (who may be employees of Administrative Agent), incurred by

3

Administrative Agent in connection with the preparation, negotiation and execution of this Waiver and any document required to be furnished herewith.
[Signature pages follow]

4

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BREEZE-EASTERN CORPORATION, as Borrower
By:	/s/ JOSEPH F. SPANIER
	Name:	JOSEPH F. SPANIER
	Title:	EXEC. VP, CFO + TREASURER

WELLS FARGO FOOTHILL, INC., as Administrative Agent and Lender
By:	/s/ Peter Schuebler
	Name:	Peter Schuebler
	Title:	Vice President

MAPS CLO FUND I, LLC, as Lender By: Callidus Capital Management, LLC, its Collateral Manager
By:	/s/ PETER R. BENNITT
	Name:	PETER R. BENNITT
	Title:	PRINCIPAL

MAPS CLO FUND II, LTD., as Lender By: Callidus Capital Management, LLC, its Collateral Manager
By:	/s/ PETER R. BENNITT
	Name:	PETER R. BENNITT
	Title:	PRINCIPAL

[SIGNATURE PAGE TO OCTOBER 2007 WAIVER]

AC FINANCE LLC, as Co-Lead Arranger
By:	/s/ Joseph Taylor
	Name:	Joseph Taylor
	Title:	Managing Director

ALLIED CAPITAL SENIOR DEBT FUNDING 2007-1, as Lender By: A.C. Corporation, Its Collateral Manager
By:	/s/ Eric Groberg
	Name:	Eric Groberg
	Title:	Managing Director

[SIGNATURE PAGE TO OCTOBER 2007 WAIVER]

EXHIBIT A
[See attached]

CONTRACT No. DP3/
BETWEEN
THE GENERAL HEADQUARTERS (GHQ) OF THE
UNITED ARAB EMIRATES ARMED FORCES
AND
Breeze-Eastern Corporation

DP3/	1

DP3/	2

DP3/	3

ANNEXES

DP3/	4

This CONTRACT is made by, and between:
The GHQ, UAE ARMED FORCES, ABU DHABI, UNITED ARAB EMIRATES,
Represented by Lt General Hamad Mohamed Thani AlRomaithi
Hereinafter called the BUYER (The First Party).
And
Breeze-Eastern Corporation
700 Liberty Ave
Union, NJ 07083
U.S.A.
Represented by Frank Wukovits
Vice President of Programs and Contracts
Hereinafter called the SELLER (The Second Party).

DP3/	5

PREAMBLE
Whereas the BUYER is desirous to purchase the following Products and Services from the SELLER for their aircrafts Puma SM and Chinook CH47C+ in accordance with the provisions of this Contract:
•	A quantity of ten (10) dual rescue hoist systems (HS-29900) with spares, training and warranty according to this contract.
and
Whereas the SELLER undertakes to supply the Products and Services subject of this Contract according to the terms and conditions of this Contract and specifications agreed upon.
Therefore, the Parties agree as follows:
ARTICLE 1 — GENERAL
1.1	The Preamble aforementioned and all Annexes attached shall form an integral part of this Contract.
ARTICLE 2 — ORIGIN
2.1	All Products under this contract shall be of North America and EU Origin Only.
ARTICLE 3 — DEFINITIONS
3.1	Definitions and interpretation of the words used in this Contract are as follows and part of this Contract:-

3.1.1	“BUYER” shall mean:- The General Headquarters, UAE Armed Forces, Abu Dhabi.

3.1.2	“SELLER” shall mean:- Breeze-Eastern Corporation

3.1.3	“CONTRACT” shall mean:- The conditions of this Contract and its annexes incorporated hereto.

3.1.4	“Products” shall mean:- Dual rescue hoist systems, and spares as per Annex 2.

3.1.5	“Service” shall mean:- Support to the BUYER, Technical Assistance, training and warranty as detailed within Annexes 1, 9 and 10.

3.1.6	“Month” shall mean:- Calendar month.

DP3/	6

ARTICLE 4 — SCOPE
The SELLER hereby agrees to sell and deliver, and the BUYER hereby agrees to purchase and accept the Products their spare parts, manuals and related Services as set forth in this CONTRACT at the prices as set forth herein and according to the other terms and conditions of this CONTRACT.
ARTICLE 5 — PRICES
5.1	The Seller agrees to sell and deliver new and latest year manufactured Products and supply in accordance with specifications, design, quality and material as stipulated in the CONTRACT.

5.2	Total CONTRACT value is: $2,359,292 (US Dollars Two Million, Three Hundred Fifty Nine Thousand, Two Hundred and Ninety Two).

5.3	Currency of the CONTRACT is: United States Dollars (USD)

5.4	The prices of the Products to be delivered to the BUYER are DDU Abu Dhabi International Airport (Incoterms 2000) as specified under Annex 3.

5.5	The prices quoted in this CONTRACT are fixed, final and not subject to escalation.

5.6	Price breakdown of the Products and Services is specified under Annex (2). These prices includes the cost of:
5.6.1	Airworthy packing of goods.

5.6.2	Sellers costs for factory acceptance and inspection.

5.6.3	Sellers costs for final acceptance.

5.6.4	Export duties/license levied by other than the Buyer’s country.

5.6.5	Any charges or other duties / fees to be levied in the country manufacturing the Goods.

5.6.6	Seller’s reasonable support in accordance with the requirements of this Contract to Buyer to assist a 3rd party in the integration of the products.

DP3/	7

ARTICLE 6 — TERMS AND MEANS OF PAYMENT
6.1	PAYMENTS

The schedule of payments will be the following:

6.1.1	DOWN PAYMENT

A down payment of USD $471,858 (US Dollars Four hundred Seventy One Thousand, Eight hundred and Fifty Eight) representing Twenty percent (20%) of the total value of this CONTRACT, will be paid by the BUYER to the SELLER, according to article 6.2.2 of the CONTRACT.

6.1.2	DELIVERY PAYMENTS

Delivery payment of USD $1,179,646 (US Dollars One Million, One Hundred Seventy Nine Thousand, Six Hundred and Forty Six) representing Fifty percent (50%) of the total value of the Products and Services specified in Annex 2 of this CONTRACT, will be paid by the BUYER to the SELLER according to article 6.2.4.1 of the CONTRACT.

6.1.3	FINAL PAYMENTS

Final payments of USD $707,788 (US Dollars Seven Hundred Seven Thousand, Seven Hundred and Eighty Eight) representing Thirty percent (30%) of the total value of the Products and Services specified in Annex 2 of this CONTRACT, will be paid by the BUYER to the SELLER according to article 6.2.4.2 of the CONTRACT.

6.2	PROCEDURE OF PAYMENTS

6.2.1	BANK ACCOUNT
J.P. Morgan Chase & Co.
2000 Morris Avenue, Union, NJ 07083 U.S.A.
Account No. 323404243
ABA Routing No. 021000021
SWIFT Code: CHASU533
6.2.2	DOWN PAYMENT: TRANSFER OF FUNDS

6.2.2.1	Within thirty (30) days after receipt by the SELLER of notification of signature of the original CONTRACT by the BUYER, the SELLER will present to the BUYER the following documents for payment:
•	One (1) original invoice together with seven (7) complete copies bearing CONTRACT number, of an amount of USD $471,858 (US Dollars Four hundred Seventy One Thousand, Eight hundred and Fifty Eight) corresponding to the Down Payment of the Contract value, as specified in Annex 2 of the CONTRACT.

DP3/	8

•	Down Payment Guarantee Certificate, as per specimen in Annex 4.
6.2.2.2	The BUYER, shall within 30 days after receipt of the above mentioned documents, pay, by telegraphic transfer of funds, the said Down payment to the account of the SELLER as per Article 6.2.1 of the CONTRACT

6.2.3	DELIVERY AND FINAL PAYMENTS

6.2.3.1	The BUYER shall, within Sixty (60) days after receipt of the Performance Guarantee Certificate, open in favor of the SELLER, an irrevocable, transferable and allowing partial deliveries, Documentary Credit at SELLER’S bank stipulated in article 6.2.1 of the CONTRACT.

6.2.3.2	The amount of the documentary credit will be USD $1,887,434 (US Dollar One Million, Eighty Hundred Eighty Seven, Four Hundred and Thirty Four) representing eighty percent (80%) of the value of the CONTRACT as specified in Annex 2.

6.2.3.3	This documentary credit shall remain valid until the whole amount of the CONTRACT has been paid.

6.2.3.4	Should the documentary credit expire before completion of the payments of the Contract, the BUYER shall in due time extend the documentary credit at the request of the SELLER. All the related costs of the extension of the documentary credit shall be borne by the SELLER if he is in default to deliver as per the CONTRACT.

6.2.3.5	All fees, taxes, bank and other charges related to the documentary credit required to be paid in the BUYER’S country shall be borne by the BUYER.

6.2.3.6	All fees, taxes, bank and other charges related to the documentary credit required to be paid outside the BUYER’S country shall be borne by the SELLER

6.2.4	DOCUMENTS REQUIRED FOR PAYMENT

6.2.4.1	DOCUMENTS REQUIRED FOR PAYMENT OF DELIVERY PAYMENTS

6.2.4.1.1	Fifty percent (50%) of the value of each Products and Services as specified under Annex 2 for each delivery against the following documents:

a)	One original and seven (7) copies of commercial invoice, each bearing CONTRACT number, and documentary credit number.

b)	One (1) original and two (2) copies of Certificate of Conformity, countersigned by the SELLER’S Quality Assurance.

DP3/	9

c)	One (1) original and two (2) copies of Factory Acceptance Certificate as per specimen in Annex 6, signed by the SELLER’S representative.

d)	Bill of lading or Airway bill signifying delivery as per Article 8.

e)	One (1) original and two (2) copies of the packing list

f)	Delivery Acceptance Certificate as per specimen in Annex 7, countersigned by BUYER’S authorized representative.

6.2.4.2	DOCUMENTS REQUIRED FOR PAYMENT OF FINAL PAYMENTS

6.2.4.2.1	The final thirty percent (30%) of the value of each Products and Services as specified in Annex 2 against the following documents:

a)	One original and seven (7) copies of commercial invoice, each bearing CONTRACT number, and documentary credit number.

b)	One (1) original and two (2) copies of Final Acceptance Certificate as per specimen in Annex 8, signed by the Commander/Deputy Commander, Special Operations Command.

6.2.5	BANK GUARANTEES

6.2.5.1	In order to guarantee the repayment of the Down Payment in case of failure in the delivery obligations of the SELLER as has been stated, a Down Payment Guarantee of the same amount as stipulated under Article 6.1.1 shall be issued in favour of the BUYER. A specimen of this bank guarantee is shown under Annex 4.

6.2.5.2	In order to guarantee the fulfillment of the CONTRACT, a Performance/Warranty guarantee of USD $235,929.20, (US Dollar Two Hundred Thirty Five Thousand, Nine Hundred Twenty Nine and twenty Cents) representing 10 % of the value of the CONTRACT, shall be issued in favour of the BUYER, as stipulated in Article 18 of the CONTRACT.

6.2.5.3	The Performance/Warranty Guarantee shall become valid from the date of issuance, and shall be reduced to the amount of USD $117,965 (US Dollar One Hundred Seventeen Thousand, Nine Hundred and Sixty Five) representing 5% of the value of the delivered Products, upon final acceptance of the last deliverable Products and Services and shall then continue in force as a Warranty Guarantee until expiration of the warranty period as stipulated under article 14.
ARTICLE 7 — OPTION TO PURCHASE
7.1	In addition to the purchase of the firm quantity subject of this CONTRACT, the BUYER can purchase additional Products according to the price breakdown in Annex 2 and the delivery schedule in Annex 3.

DP3/	10

ARTICLE 8 — DELIVERY
8.1	The SELLER undertakes to deliver the Products and Services on DDU Abu Dhabi (International Airport), basis as per Incoterms 2000.

8.2	Delivery schedule is attached hereto as Annex 3. CONTRACT effective date (T0) will be at notification of signature of CONTRACT, Article 40. Any delay of more than 30 days beyond the period stated in Article 6.2.2, by the BUYER in paying the Down Payments as stipulated under Article 6.2.2, will extend T0 with a corresponding period, provided the delay is not due to SELLER’S default.

8.3	Earlier and partial deliveries of Products will be allowed, provided the BUYER agrees with the revised delivery schedule.
ARTICLE 9 — TITLE & RISK OF LOSS
9.1	Risk, Title and Ownership of the Products shall be transferred to the BUYER at the time the delivery is made by the SELLER as per Article 8 above.
ARTICLE 10 — PENALTIES FOR LATE DELIVERY
10.1	PENALTIES FOR LATE DELIVERY

In case the SELLER fails to supply the Products contracted for in whole or in part at a time later than that stated in the CONTRACT, including the replacement of the rejected items, the BUYER reserves the right to apply a penalty of one percent (1%) per week of the value of items so delayed for the first week or a part thereof. Thereafter the penalty will be increased to two percent (2%) per week for each subsequent week or part thereof, up to a maximum penalty of 10% of the value of the items so delayed.

10.2	RISK PURCHASE

In case the SELLER fails to supply the items contracted for in whole or in part (including the rejected items) at the time of delivery as provided for in the CONTRACT, the BUYER shall have the right to take one of the two following measures, without entering into litigation, provided a 30 day notice is given to the SELLER by a registered letter:
1)	Make a risk purchase of the items that the SELLER has failed to supply from a third party at the expense of the SELLER (through direct negotiations or inquiries, subject to the same conditions and specifications previously agreed to and contracted for with the SELLER). Any excess values in price shall be deducted from the guarantee provided by the SELLER or from his dues held with the BUYER or any Government authority, plus overhead expenses at the rate of 5% of the

DP3/	11

value of items so purchased plus whatever penalty is due for the delayed period in supply.

2)	Cancel the contracted items and encash the entire amount of the guarantee in case of failure to supply totally or encash an amount equivalent to 10% of the value of the items so cancelled
10.3	The BUYER may waive the penalty in full or in part, should the SELLER submit documents to prove to the satisfaction of the BUYER that the causes of delay were beyond his reasonable control as per article 12.
ARTICLE 11 — REJECTED LINE ITEMS
11.1	On receipt of the Products at Abu Dhabi, if any item/items are rejected by the BUYER for non-conformity with specifications and modifications agreed upon, as per conditions of CONTRACT, then the SELLER must arrange for replacement of rejected items free of charge (including the freight and insurance charges) as per the agreed specifications and modifications, along with the payment of consequent penalty charges for late delivery imposed with effect from the contractual delivery date and until the date of replacement. The rejected items are to be collected by the SELLER at his own cost and risk.

11.2	If the rejected items are sent back to the SELLER on his request, then all the expenses thus incurred by the BUYER plus administrative charges of 10% value of the rejected goods shall be borne by the SELLER
ARTICLE 12 — FORCE MAJEURE
The following should be considered as cases of force majeure and relieve the parties of their obligation under the CONTRACT as long as the circumstances last-
Fire, mobilization, requisition, war, embargoes, currency restriction, insurrection, and acts of God.
ARTICLE 13 — OBLIGATIONS & RIGHTS
The Party claiming force majeure shall immediately upon occurrence, notify the other party of such event by fax, telex or telegraph stating the estimated consequences. Onus to prove the occurrence of such events lies on the party claiming its invocation. If the force majeure situation lasts more than (3) three months the BUYER may terminate the CONTRACT without affecting his rights adversely under this CONTRACT. Any extension in the delivery period due to causes of force majeure shall be by mutual agreement between the parties.

DP3/	12

ARTICLE 14 — WARRANTY
14.1	The SELLER warrants that the Products, (including software), and the Services (including validation, qualification, modification and retrofit, performed and delivered under this contract) shall be in full conformance with the specifications and shall be free from defect in material, workmanship, design and manufacture for a period of 24 months after final acceptance, as specified under Article 26, and further warrants that any item/items or part/parts found defective through faulty design, workmanship, manufacture, size, dimensions and material will be replaced or repaired free of cost, within the said period of 24months.

14.2	The SELLER shall guarantee a storage warranty of 3 years for the stored spare arts provided under Annex 2 of the CONTRACT, provided proper storage and packing is maintained during that period in accordance with Annex 14 of the Contract. No warranty is given with respect to those parts and components of the deliverables which are normally Time-Limited such as, but not limited to, rubber parts, ball bearings, electronic and non-metallic parts.

14.3	It is understood that if a defect(s) of a part or parts of the Products is/are due to a failure by a part subject of this warranty, the warranty will apply to said defective part or parts.

14.4	If necessary to return any item accepted under this clause to the SELLER to affect the necessary repair or replacement, all associated cost shall be born by the SELLER, including the cost of transportation, insurance and handling charges.

14.5	The warranties stated herein are in lieu of all other warranties. SELLER shall not be liable or responsible for consequential damages with respect to the contract items delivered hereunder except to the extent identified above, and the BUYER agrees to indemnify and hold harmless the SELLER against such damages
ARTICLE 15 — MARKING & PACKING
15.1	The spares/items, required to be kept in the Warehouse should be suitably preserved and packed for long-term storage keeping in view the climatic conditions of the UAE.

15.2	Marking and packing of the Products will be done in accordance with the approved standard of the factory. Each package will be marked and consigned to:
15.2.1	FOR DELIVERY TO UAE

CONTRACT No. UAE ARMED FORCES SPECIAL OPERATIONS COMMAND POST BOX No. 309/39

DP3/	13

ABU DHABI — UAE

15.2.2	FOR DELIVERY TO Breeze-Eastern Corporation 700 Liberty Avenue Union, NJ 07083 U.S.A.
15.3	The O-level spares will be delivered in suitable containers.

15.4	Any loss or damage to the goods due to faulty packing will be the responsibility of the SELLER
ARTICLE 16 — INSURANCE
16.1	During transportation from SELLER’S facilities to Abu Dhabi, the SELLER will arrange insurance.
ARTICLE 17—CHANGES
17.1	Should at any time during the life of the CONTRACT, either party desire to make a change to this CONTRACT, the party desiring the change shall submit to the other party a written request specifying the details of the desired change. The party receiving the change request shall reply within thirty (30) days, or such other time as the parties agree upon by a written notice of its desire to perform or not to perform the requested change. If it is agreed to proceed with the change, SELLER shall submit a written priced (if any) proposal for the change. Upon mutual agreement as to the terms of the change, it shall be incorporated into this CONTRACT via formal amendment signed by an authorized representative of each party. Unless otherwise agreed to in writing by the change request and reply, neither party shall be obligated to start work on the requested change until the formal amendment has been made a part of this CONTRACT through execution.

17.2	Amendments which do not affect the total value of this CONTRACT or the quantities to be delivered, can be signed by the Commander/Deputy Commander, Special Operations Command and the SELLER’S representative
ARTICLE 18 — PERFORMANCE/WARRANTY BONDS
18.1	The SELLER undertakes to submit within thirty (30) days from notification of signature of the CONTRACT, an unconditional Performance/Warranty Bank Guarantee for 10% of the value of the CONTRACT as per specimen given in Annex 5.

18.2	The Performance/Warranty Guarantee shall be unconditional and valid for ninety days after the final acceptance date of Products, and thereafter shall be

DP3/	14

reduced to cover the value of the Products for the warranty period, and shall automatically be renewed by the guarantor until all obligations have been fulfilled.

18.3	The amount of the Performance Guarantee shall be unconditionally payable to the BUYER upon first written demand by him without reference to the SELLER.

18.4	If the Performance Guarantee amount decreases due to any deduction from the SELLER’S account or if the value of supplies or works exceed the amount stipulated in the CONTRACT as a result of extra requirements or subsequent to variation orders, the SELLER shall upon demand from the BUYER raises the Performance Guarantee, to an amount equivalent to 10% of the total amount of the CONTRACT after the increase, within twenty days from the date of the claim. If the SELLER fails to do so the BUYER reserves the right to withhold the amount required to replenish the Performance Guarantee from SELLER’S payment held with him.
ARTICLE 19 —TERMINATION OF CONTRACT
19.1	Notwithstanding anything contained in the provision of Articles 10 Penalties For Late Deliveries & 13 Obligations and Rights hereof should the SELLER hereto fail to perform or observe any of the obligations or conditions on his part to be performed or observed under this CONTRACT or fail to meet the delivery schedule and fail to remedy the breach within 30 days after written notice from the BUYER to remedy the same, the BUYER shall be entitled, in addition to and without prejudice to any other remedy available, forthwith to terminate this CONTRACT

19.2	The BUYER is entitled to call on the Bank Guarantees of Down payments (if any) and Performance Guarantee. The BUYER reserves the right to terminate the Supply CONTRACT and forfeit the Performance Guarantee without prejudice to the claim for compensation upon occurrence of the following cases:
•	If the SELLER employs fraud and manipulation in his dealings.

•	If the SELLER involves himself directly or indirectly in bribing any of the BUYER Staff and employees or if he participates in activities to cause damage to the interest of the BUYER.

•	If the SELLER goes bankrupt or insolvent.
ARTICLE 20 — TAXES & DUTIES
20.1	All taxes, duties, stamps and other fees imposed by any authority outside UAE in connection with the execution of this CONTRACT will be for SELLER’S account. All taxes, duties, stamps and fees imposed inside UAE to be for BUYER’S account.

DP3/	15

ARTICLE 21 — SPARES
21.1	The SELLER guarantees to make available at prevailing prices the spare parts of the Products purchased under this CONTRACT for a period of 20 years from the date of Final acceptance. If the SELLER continues to support the Products after 20 years, the SELLER shall make the spare parts available for the same period.

21.2	The SELLER shall also submit to the BUYER prior to the first delivery, his quotation for recommended spare parts to cover two years maintenance of the Products purchased under this CONTRACT

21.3	In case of an AOG, the SELLER shall supply the ordered spares within the best lead-time from the receipt of a purchase order from the BUYER.

21.4	The SELLER undertakes to provide the spares ordered by the BUYER within a 4 month lead-time, from the receipt of a purchase order from the BUYER.

21.5	A separate Order/CONTRACT for approved spare parts will be made between the parties if so required by the BUYER.
ARTICLE 22 — MANUALS & CATALOGUES
22.1	The manuals and catalogues are stipulated in Annex 2 and 9, and will be in the English language.

22.2	The SELLER undertakes to provide the BUYER with the manuals and catalogues, as described in Annex 2 and 9, as DDU, Abu Dhabi, UAE

22.3	The SELLER undertakes to update these documents, as necessary, for the next 20 years, at the prevailing price to the BUYER. If the SELLER continues to update the documents after 20 years, the SELLER shall make these updates available for the same period
ARTICLE 23 — TRAINING
23.1	The SELLER’S detailed training obligations and program is stipulated in Annex 1 Technical Assistance and Annex 10 Training.
ARTICLE 24 — ASSIGNMENT & BENEFIT
24.1	This CONTRACT and the rights and obligations thereof shall inure to the benefit of the parties hereto, their respective successors and assigns but no party can assign this CONTRACT to any third party/person without the written consent and on terms and conditions acceptable to the other party.

DP3/	16

ARTICLE 25 — INSPECTION
25.1	All materials purchased under this CONTRACT will be constructed/manufactured in accordance with the specifications agreed upon between the parties and will be inspected by the SELLER’S own system of inspecting and quality control. The BUYER, however, reserves the right to send his representatives, the number of whom shall be agreed with the SELLER, to the manufacturing plant to be present during inspection.

25.2	The SELLER will notify the BUYER of the inspection dates. In the event of the BUYER declining to witness the inspection, or does not respond to the SELLER’S notification within 20 days, the SELLER shall proceed to conduct the inspection, and be authorized to sign the certificate of conformance.
ARTICLE 26 — ACCEPTANCE
26.1	Factory Acceptance will be carried out by the SELLER according to the Factory Acceptance Test (FAT) procedure and the Factory Acceptance Certificate shall be completed as per specimen included hereto under Annex 6. The BUYER, however, reserves the right to send his representatives, the number of whom shall be agreed with the SELLER, to the manufacturing plant to be present during acceptance.

26.2	The SELLER will notify the BUYER of the acceptance dates two (2) months in advance. In the event of the BUYER declining to witness the acceptance, or does not respond to the SELLER’S notification within 45 days, the SELLER shall proceed to conduct the acceptance, and be authorized to sign the certificate of acceptance.

26.3	A. Final Acceptance Certificate shall be completed by the BUYER’S representative upon final acceptance of the Products and the certificate completed as per specimen included hereto under Annex 8

26.4	The Costs of the BUYER’S representative’s travel, including lodging, meals, laundry and car, to and from the SELLER’S facility for domestic schedule meeting as required by this CONTRACT will be arranged and paid for by the BUYER.

26.5	The SELLER shall assist the BUYER on a best-efforts basis in arranging for visas and permits for the BUYER’S representatives, for entry into and exit from the SELLER’S country.
ARTICLE 27 — INDEMNITY
27.1	The SELLER shall indemnify the BUYER against any liability in respect of damage to property of the BUYER, or a third party or death or injury to the BUYER or to the BUYER’S personnel or a third party arising solely from the

DP3/	17

performance of the CONTRACT task by the SELLER’S personnel under the provision of this agreement, except where such damage is attributable to or death or injury results from an act of negligence or omission by the BUYER’S personnel in which event BUYER will be liable.
ARTICLE 28 — POLITICS
28.1	The SELLER’S employees will perform their duties in respect of the execution of this CONTRACT with care and diligence. They shall refrain from participating in the politics of the UAE and are forbidden to deal in any private business for profit in the United Arab Emirates. In the event of such an occurrence, the SELLER at his own expense will replace the employee upon request of the BUYER without any loss of time.
ARTICLE 29 — ENVIRONMENTAL CONDITIONS
29.1	The BUYER fully understands the Hoist System HS-29900-59-1 has been qualified to the environments listed in B-E product specification BDC-302-33 which is representative of the environments anticipated for this type of equipment when installed and operated on rotorcraft throughout the world.
ARTICLE 30 — MISCELLANEOUS
30.1	It is understood by both parties that the SELLER has not directly or indirectly entered and will not enter into a consultancy deal or any other CONTRACT with any of the Commercial firms or companies operating in the UAE, or any person to act on his behalf as an Agent or Consultant in consideration of certain amount of fees or remuneration in order to facilitate and promote the negotiation and finalization of this CONTRACT.

30.2	Similarly it is understood that no commission, remuneration or fees have been or will be, through gratuities, gifts or personal payments granted either directly or indirectly or in any way conferred by the SELLER in connection with this CONTRACT to any Officer, Personnel or Civilian of UAE Armed Forces, or any UAE Government Employees working in/outside the country, as a bribe or commission for securing their signatures in connection with this CONTRACT negotiations or performance.

30.3	The SELLER also assures that there is no such promise legally binding on him and if any such commitment or obligations is made in ignorance by the SELLER with any of the firms or companies of the UAE in the past the same is hereby considered non binding.

30.4	If the SELLER contravenes in any way the provision of this Clause and the BUYER brings evidence to this effect, the SELLER is liable to pay the BUYER a

DP3/	18

penalty of 30% of the CONTRACT value and the BUYER is entitled to terminate the CONTRACT without prejudice to his legal rights.

30.5	The SELLER agrees to update Annex 11 Product Specification with Product specification BDC-302-33 through a proper Amendment once approved from the US government.
ARTICLE 31 — MODIFICATION
31.1	If in the judgement of the Seller and before the actual delivery, certain modification/alterations are essential for improvement and safety purposes and such changes do not affect the prices and the delivery schedule, the Seller is obliged to incorporate the said modification/alteration in the product purchased under this Contract.

31.2	Any mandatory modification for safety purposes shall be carried out by the Seller free of cost to the products already delivered to the Buyer.

31.3	The Buyer may ask the Seller to make proposal for studies relating to specific modification for the Buyer’s own operational needs, all cost related to the study and implementation of such specific need shall be mutually agreed upon.

3.4	The Seller shall inform the Buyer by fax/telex or any other means of communication immediately of any incident or accident involving safety of using a product, including the actions to be taken.
ARTICLE 32 — PRIOR AGREEMENT
32.1	The provisions of this CONTRACT supersede all prior representation or agreements whether oral or written between the parties relating to the subject matter hereof.
ARTICLE 33 — MAINTENANCE
The seller has agreed to carry out periodical maintenance of the Product purchased under this Contract according to the maintenance manual free of cost till the final acceptance of the product.
ARTICLE 34 — TECHNICAL ASSISTANCE
34.1	Technical assistance shall be as specified in Annex 1
ARTICLE 35 — OBSERVATION OF RULES & REGULATIONS

DP3/	19

35.1	During performance of services in the UAE the SELLER’S personnel shall abide by all rules and regulations existing in the U.A.E.
ARTICLE 36 — EXPORT/IMPORT LAWS
36.1	The supplies covered by this CONTRACT are subject to the USA government ruling concerning the transfer to, or the use by a third party of the supplies falling under the category described as “Military Products” under USA government laws and will require an export license. The parties agree to comply with all applicable US Export Control Laws.

36.2	All End User Certificates required will be completed and supplied by the SELLER to the BUYER for signature within 2 months of the CONTRACT coming into force (Article 41). The BUYER will return the signed and completed End User Certificates to the SELLER within 30 days of submission by the SELLER, any delay beyond this 30 day period in returning these End User Certificates, will result in a corresponding delay in delivery of Products or Services under this CONTRACT.

36.3	All export licenses or permissions required by the USA Government shall be obtained and secured by the SELLER as part of the contractual responsibility of the SELLER.

36.4	In the event U.S. Export License is denied or revoked, the Buyer guarantees to take no action against SELLER’S Letter of Guarantee for Good Performance and to immediately return the Letter of Guarantee to the appropriate bank for cancellation.
ARTICLE 37 — ARBITRATION
37.1	This CONTRACT shall be governed and interpreted in accordance with the laws of Switzerland

37.2	The SELLER and the BUYER base their relations with regard to this CONTRACT on the principles of good will and good faith. All disputes arising in connection with the present CONTRACT, if not amicably resolved between the parties, shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The arbitration shall take place in Lausanne/Switzerland and the arbitrators shall have the powers of amiable compositor. The decision of the Arbitration shall be final, binding and enforceable, on the parties. The language of the arbitration shall be English.

DP3/	20

ARTICLE 38 — ADDRESSES AND NOTICES
38.1	As to the performance of this CONTRACT, any notice correspondence or communications to be given by one party to the other shall be sent to the following address:-
38.1.1	BUYER:
DIRECTOR GENERAL PURCHASING DIRECTORATE
UAE Armed Forces
P.O. Box 2501
Abu Dhabi
UAE
Fax No.+971 2 441.5687
Copy to:
GROUP 18
Special Operations Command
P.O. Box 128889
Fax No +971 2 558 8664
38.1.2	SELLER:-
Vice President, Programs and Contracts
Breeze-Eastern Corporation
700 Liberty Avenue
Union, NJ 07083
U.S.A.
Fax No. 908-686-9292
e-mail: www.breeze-eastern.com
38.2	In case of change of address by any party immediate notification thereof will be made by registered airmail to the other party.

38.3	All notices and communications so addressed shall be deemed to have been received only on their actual receipt by the other party.
ARTICLE 39 — OFFSETS AGREEMENT
39.1	It is agreed by the BUYER and the SELLER that any Contract or aggregate of Contracts entered between the two parties, the total of which amounts to US Ten (10) million Dollars and above, (or the equivalent in other currencies), shall be subject to the UAE Offsets program.

39.2	The SELLER undertakes to sign the Offsets Agreement and/or the Supplemental Agreement with the UAE Offsets Group in respect of such contract(s). It is agreed between the two Parties that in accordance with Article

DP3/	21

18 herein the SELLER shall not receive his copy of the CONTRACT unless the SELLER provides a Clearance Letter signed by an authorized representative of the UOG confirming that the necessary Documentation has been signed between the SELLER and UOG
ARTICLE 40 — ENTIRE CONTRACT
40.1	This CONTRACT is executed in the English Language and is comprised of Volume 1, Articles 1 through 41 with Annexes 1 through 13, which constitute the entire CONTRACT between the parties.
40.2	Both parties agree that the English language shall be the official language governing the conduct of the parties under this CONTRACT and all written or printed material provided by the SELLER and all communications and correspondence between the parties related to this CONTRACT shall be in the English language.
ARTICLE 41 — COMING INTO FORCE
41.1	The CONTRACT, five (5) originals and five (5) copies in the English Language, shall become valid and effective upon signature by the duly authorized representatives of the BUYER and the SELLER.

41.2	Four (4) originals and five (5) copies are for the BUYER.

41.3	One (1) original is for the SELLER

DP3/	22

THUS DONE AND SIGNED ON THIS                                         DAY OF                                                              2007
FOR AND ON BEHALF OF BUYER
GENERAL HEADQUARTERS
OF THE UNITED ARAB EMIRATES
ABU DHABI — UAE
NAME: LT GENERAL HAMAD MOHAMED THANI ALROMAITHI
TITLE: CHEIF OF STAFF, UAE ARMED FORCES
SIGNATURE:
FOR AND ON BEHALF OF THE SELLER
Breeze-Eastern Corporation
NAME: FRANK WUKOVITS
TITLE: VICE PRESIDENT OF PROGRAMS AND COTRACTS
SIGNATURE:

DP3/	23

ANNEX 1
Technical Assistance
Breeze-Eastern will make available to the Special Operations Command our HS-29800 Internally Mounted Hoist (ITAR Controlled Export License required) to be used as a training aid within the UAE. (This hoist system has been sold in the past for as much as $190K each).
Breeze-Eastern will also provide 3 days of O level maintenance training in the UAE for up to 10 students at a mutually agreed time. In exchange, the UAE agrees to initiate the appropriate steps toward the establishment of a Depot Level Service Center at a location to be determined. Breeze-Eastern has access to several, experienced hoist operators with both civil and military experience who can be used as consultants for your operational training.

DP3/	24

ANNEX 2
Price Breakdown

				Unit Price	Extended Price
1.	Part Number	Description	Quantity	(USD)	(USD)

	HS-29900-59-1*	Rescue Hoist System	10 ea	$229,804.00	$2,298,040.00

*	Consists of:
2 ea BL-29900-59 Hoist System
2 ea HK-116-3 Hook Assembly
2 ea CP-1700-1 Pendant Assembly
2 ea EC-14170-2 Pendant Cable Assembly
2 ea BL-11140-1 Kit, Pressure Cartridge
1 ea Operation & Maintenance Manual (Hard Copy and CD)

2.	BL-10653-3	Load Cable	10 ea	$1,550.00	$15,500.00
3.	HK-116-3	Hook Assembly	4 ea	$5,191.00	$20,764.00
4.	KT-444	Kit Pressure Cartridge	6 ea	$1,248.00	$7,488.00

4a.	Sub Total				$2,341,792.00

5.	BL-29800-1	Hoist Assembly, Internal	1 ea	No charge	No Charge
6.	N/A	Warranty		No Charge	No Charge
7.	N/A	Training		No Charge	No Charge
8.	Shipping/Freight	DDU Abu Dhabi Int'l Airport**		$1,750.00	$17,500.00

	TOTAL				$2,359,292.00

**	Shipping charges are per ship set and based on Inland freight, airfreight from JFK to Abu Dhabi International Airport and insurance coverage.
Article 7 — Option to Purchase
     HS-29900-59-1* Rescue Hoist System 6 ea

	Unit Price*	Extended Price
Quantity	(USD)	(USD)

6 ea	$213,970.00	$1,283,820.00
Shipping Freight	$1,750.00	10,500.00

TOTAL		$1,294,320.00

*	Option Price is valid for order placement within sixty (180) days of the date the Contract becomes valid and effective.

DP3/	25

ANNEX 3
Delivery Schedule
Delivery Schedule 2007 (or sooner)

Month	Part Number	Quantity
September 2007	HS-29900-59-1	1
	BL-10653-3	10
	HK-116-3	4
	KT-444	6
October 2007	BL-29800-1	1
	HS-29900-59-1	2
November 2007	HS-29900-59-1	2
February 2008	HS-29900-59-1	2
March 2008	HS-29900-59-1	1
April 2008	HS-29900-59-1	2

*	Shipment of the first shipset is contingent upon receipt of our Export License.

DP3/	26

Annex 4
SPECIMEN OF DOWN PAYMENT GUARANTEE
1)	With reference to the contract no , concluded on between GHQ Armed Forces, General Purchasing Directorate, Abu Dhabi, UAE (hereinafter called the BUYER — 1st party) and ( hereinafter called the SELLER-2nd party) for the supply of as stipulated in the contract, stipulating that an amount of USD( Cents, US Dollars), representing twenty percent (20%) of the value of the contract shall be paid in advance to the SELLER, we the undersigned undertake to hold at the disposal of the GHQ Armed Forces, Abu Dhabi the said sum as a guarantee for the advance payment and it will become effective from the date at which the BUYER makes remittance of the amount to the account of the SELLER.

2)	This guarantee is unconditionally payable to the BUYER upon first written demand by him without reference to the SELLER stating that the SELLER has failed to fulfil the terms of the contract.

3)	This guarantee shall be valid for the entire period of the contract but shall be progressively reduced in proportion to the partial deliveries in accordance with the terms of the contract referred to above by the amount confirmed by the finance department as having been received towards the settlement of the advance and will expire automatically upon completion of full deliveries under this contract without returning the documents to the bank.

4)	If deliveries are not finalised within the stipulated period of the contract and the cancellation has also not been notified, the guarantee will progressively and automatically be extended until such time as the confirmation is given by the Director Government Accounts, Abu Dhabi Department that either the delivery of outstanding items is completed or the advance has been fully recovered.
*Issued by
*Bank incorporated in the U.A.E

DP3/	27

Annex 5
SPECIMEN OF PERFORMANCE/WARRANTY BOND
1)	With reference to the contract no , concluded on between GHQ Armed Forces, General Purchasing Directorate, Abu Dhabi, UAE (hereinafter called the BUYER — 1st party) and ( hereinafter called the SELLER — 2nd party) for the supply of and in accordance with Article 18 of the said contract, we the undersigned undertake to hold at the disposal of the GHQ Armed Forces, Abu Dhabi the sum of USD( Cents, US Dollars), representing ten percent (10%) of the value of the contract as a guarantee for the fulfillment of the terms and conditions of the contract.

2)	This guarantee is unconditionally payable to the BUYER upon first written demand by him without reference to the SELLER stating that the SELLER has failed to fulfil the terms of the contract. This guarantee shall become effective from the date indicated below and will remain valid until final acceptance of the last deliverable item under this contract but shall be progressively reduced in proportion to the partial deliveries in accordance with the terms of the contract. This guarantee will then automatically be reduced to an amount of USD ( Cents), representing five percent (5%) of the value of the delivered equipment, and shall then remain valid as a warranty guarantee until expiration of the warranty period as stipulated in Article 14 of the contract.

3)	If the obligations of the SELLER are not finalised within the stipulated period of the contract and the cancellation has also not been notified, the guarantee will progressively and automatically be extended until such time as the confirmation is given by the Director General Purchasing Directorate, GHQ Armed Forces that the obligations under the contract are fulfilled.

4)	This guarantee will be returned upon the fulfillment of the obligations.

5)	Date of guarantee
*Issued by
*Bank incorporated in the U.A.E.

DP3/	28

Annex 6
SPECIMEN FOR FACTORY ACCEPTANCE CERTIFICATE
FACTORY ACCEPTANCE CERTIFICATE

CERTIFICATE NO	:

CONTRACT NO	:

DOCUMENTARY CREDIT NO	:

BUYER	:	GHQ Armed Forces
General Purchasing Directorate
Post Box No. 2501
Abu Dhabi
UAE

SELLER	:	Breeze-Eastern Corporation
700 Liberty Ave.
Union, NJ 07083
U.S.A.
We, the undersigned hereby certify that the specific EQUIPMENT/SERVICES as detailed below have been accepted as per Article 26 of the above Contract.
Payment as per Article 6

ITEM NUMBER	DESCRIPTION	DDU PRICE
1	Item Description

AUTHORISED SIGNATURE OF THE BUYER	DATE

DP3/	29

ANNEX 7
Specimen Delivery Acceptance certificate
DELIVERY ACCEPTANCE CERTIFICATE

CERTIFICATE NO	:

DELIVERY NOTE NO	:

CONTRACT NO	:

DOCUMENTARY CREDIT NO	:

BUYER	:	GHQ Armed Forces
General Purchasing Directorate
Post Box No. 2501
Abu Dhabi
UAE

SELLER	:	Breeze-Eastern Corporation
700 Liberty Ave.
Union, NJ 07083
U.S.A.
We, the undersigned hereby certify that the specific EQUIPMENT/SERVICES as detailed below have been accepted as per Article 26 of the above Contract.
Payment as per Article 6

ITEM NUMBER	DESCRIPTION	DDU PRICE
1	Item Description

AUTHORISED SIGNATURE OF THE BUYER	DATE

DP3/	30

ANNEX 8
SPECIMEN FOR FINAL ACCEPTANCE CERTIFICATE
FINAL ACCEPTANCE CERTIFICATE

CERTIFICATE NO	:

CONTRACT NO	:

DOCUMENTARY CREDIT NO	:

BUYER	:	GHQ Armed Forces
General Purchasing Directorate
Post Box No. 2501
Abu Dhabi
UAE

SELLER	:	Breeze-Eastern Corporation
700 Liberty Ave.
Union, NJ 07083
U.S.A.
We, the undersigned hereby certify that the specific EQUIPMENT/SERVICES as detailed below have been finally accepted as per Article 26 of the above Contract.
Payment as per Article 6

ITEM NUMBER	DESCRIPTION	DDU PRICE
1	Item Description

COMMANDER/DEPUTY COMMANDER SPECIAL OPERATIONS COMMAND	DATE

DP3/	31

ANNEX 9
WARRANTY
The SELLER warrants that the Hoist System HS-29900-59-1 delivered under this contract has been qualified to the environments listed in B-E product specification BDC-302-33 which is representative of the environments anticipated for this type of equipment when installed and operated on rotorcraft throughout the world.
Performance tests shall be performed, supported by the BUYER, prior to usage of the equipment, if stored more than 6 months.
Within 30 days after discovery of any defect, the BUYER shall notify the SELLER of such defect, giving all available information to the SELLER so that the SELLER may determine the proper course of action. Within 10 days of receipt of this information, the SELLER shall propose to the BUYER to either carry out the repair/ adjustment / replacement by SELLER at Buyer’s facility or at SELLER’S facility.
Prior to, or concurrently with shipment of any alleged defective part or parts, the BUYER shall furnish the SELLER with a Trouble/Failure Report describing its claim.
The time required for repairing of the items sent back to the SELLER under Article 14 of the CONTRACT, shall not exceed 90 Days from the date of receipt of the items by the SELLER. Incase a replacement of part is required the replacing part/s shall not take more than 14 days from the date of receipt of the items by the SELLER.
The SELLER will give priority to adjustment / repair / replacement of items returned under warranty so as to reduce as much as possible the duration of said adjustment / repair / replacement.
The repaired product will be returned to the BUYER, with an updated warranty certificate, the original warranty period extended by the actual repair duration at the SELLER’S service centre.
Should frequent or recurrent failures occur during the warranty period on SELLER’S equipment, then the BUYER and the SELLER will together investigate the matter in order to determine the reasons for such frequent failure(s). Following said investigation results, corrective steps will be defined, including study and implementation, free of charge, of possible modifications.
In such a case of frequent failure arising during the warranty period, this warranty for the said failure will extend until such time as a solution is reached and the failure resolved
This warranty shall apply only to the extent that such equipment have been properly stored, installed and maintained in accordance with the SELLER’S recommendations as stated in the Maintenance and Repair Manuals, Service Bulletins and other instructions issued by the SELLER. This warranty does not apply if the item has been damaged by misuse (save in the case of the SELLER) or if modified or repaired by a party other than the SELLER

DP3/	32

This warranty shall apply to any defect arising as a result of incorrect procedures or information laid down in the documentation, i.e. maintenance manual(s), pilot manuals(s), provided by the SELLER. Acceptance by the BUYER of the documentation delivered under this contract does not constitute a waiver of Article 14 of the CONTRACT.
The items to be returned to the SELLER, shall be marked and packed accordance to the approved standard of the factory. Each package will be marked and consigned to:
Breeze-Eastern Corporation
700 Liberty Ave.
Union, NJ 07083

DP3/	33

ANNEX 10
TRAINING
CABLE MANAGEMENT/LINE MAINTENANCE
TRAINING SYLLABUS
FOR HS-29900-XX RESCUE HOIST SYSTEM
1.0	INTRODUCTION

1.1	This training plan is addresses Cable Management and Line Maintenance Training for the HS-29900-XX Rescue Hoist System. The Rescue Hoist System is comprised of a Hoist Assembly, Pendant Control and Grip Assembly, Crew Control Panel Assembly, and Pilot Control Panel Assembly.

2.0	SCOPE

2.1	The Training Program will provide Breeze-Eastern recommendations for maintenance, removal and replacement of components at the Line Level of Maintenance.

2.2	Training will also include instructions on how to operate, maintain, repair, and test the equipment, and detail the interrelationship between the Hoist, Controller and Pendant Control Assembly.

2.3	Training may be conducted at either Breeze-Eastern’s Union, NJ facility or at the user’s facility. However, it is the responsibility of the user to supply a Rescue Hoist System for this training, either shipped to Breeze-Eastern prior to this training, or installed on the aircraft at an user’s facility. One (1) instructor from Breeze-Eastern are required for this course.

3.0	PURPOSE

3.1	The purpose of the training session is to provide the student(s) with the knowledge and know-how to operate, maintain and repair the equipment in support of line level activities.

4.0	TRAINING COURSE

4.1	The training courses will be conducted and accomplished in two (2) working days. Each day shall consist of 8 hours per day plus one hour lunch break.

4.2	The course content will be based on 10% theory and 90% practical.

4.2.1	Theory will consist of Breeze-Eastern system information and design, theory of operation, detailed information on replacement of LRU’s and SRU’s, test equipment and testing.

DP3/	34

4.2.2	Practical Training will be a “hands-on” demonstration. Line level maintenance for the Hoist Assembly, Controller and Pendant will include as a minimum:
a.	Operation

b.	Flight Line Handling Techniques

c.	Cable Reel-In and Cable Reel-Out

d.	Cable Inspection and Maintenance

e.	Pre-Flight Inspection

f.	Post-Flight Inspection

g.	Periodic Inspection and Criteria

h.	Load Ring/Sling Rollover on Hoist Cable Hooks

i.	Operation of Limit Switches

j.	Adjustment of Limit Switches

k.	Cable Removal and Replacement

l.	Tension Roller Removal and Replacement

m.	Swivel Hook Removal and Replacement

n.	Bumper Assembly Removal and Replacement

o.	Cable Cutter Removal and Replacement

p.	Motor Assembly Removal and Replacement

q.	Controller Assembly Removal and Replacement

r.	Control Pendant Assembly Removal and Replacement

s.	Crew Control Pane Assembly Removal and Replacement

t.	Pilot Control Panel Assembly Removal and Replacement
5.0	DOCUMENTATION

5.1	The training documentation will be an Operation and Maintenance Manual for the HS-29900-XX Rescue Hoist System, as well as applicable Breeze-Eastern assembly and subassembly drawings. Quantity one hard copy for each student and one softcopy for the whole training session.

6.0	PERSONNEL

6.1	Breeze-Eastern will provide all necessary personnel required to train the students in line level maintenance for the Rescue Hoist System.
It is recommended that no more than ten (10) students attend the training session.

DP3/	35

ANNEX 11
PRODUCT SPECIFICATION
HS-29900 SYSTEM INTERFACES (TYPICAL)

PERFORMANCE (TYPICAL)		DISPLAYS
Rated load	600 lb (272 kg)	Digital cable payout
Speed @ 600lb 0-350 ft/min	(01.78m/s)	Motor Hot
Cable length	295 ft (90 m)	Full In
System weight	110 lb (50 kg)	Full Out
Cycle counter

POWER REQUIREMENTS (Aircraft Supply)		SAFETY FEATURES
Voltage	115 VAC, 3ph, 400 HZ	Electronic overload protection
Electric current	24 A/Phase	Safety clutch
Control power	28 VDC, 5A	Redundant limit switches
Cable cutter	28 VDC, 5 A pulse	Mechanical reif-safe brake
Cable tension control (bidirectional)
HOIST CONTROL		Automatic slowdown at travel ends
Operator	Up/Down variable speed	Redundant cable cut switches
Pilot	Up/Down fixed speed	Cable four sensor

OPTIONAL FEATURES
Various- control pendant designs
Various hook designs
Various control station designs
Hover trim / search light control
NVG compatible displays

DP3/	36

Annex 12
SPECIMEN OF CERTIFICATE OF ORIGIN

CERTIFICATE
OF
ORIGIN
I, undersigned                                                             , Manager, of Company Name, Company address,
Certify that:

DESIGNATION	P/N

Shipped under packing list N°                                          on                                          200x
Are of US origin

Location, Date Stamp of the Company Signature

Title

DP3/	37

ANNEX 13
Specimen of Conditions of Storage and Conditioning Requirements Sheet

Manufacturer’s Name:	Breeze-Eastern Corporation		Date: 1/22/07

Equipment Designation:	HS-29900-59

Manufacturer’s P/N:	HS-29900-59	Yes ☐ No ☐
P/N: Limited calendar operating material

STORAGE

Limited Storage Material:		Yes ☑ No ☐
Maximum duration (months)	36 Months

Specific actions during storage:		Yes ☐ No ☑

Specific actions at limit of storage:

To be scrapped:		Yes ☐ No ☑

To be revalidated:		Yes ☑ No ☐

Works to be done:	ATP, BQC-284-985

Specific storage conditions (Position, temperature, etc.):
-40° C to+85° C		Yes ☑ No ☐
Humidity (max): 80% per DO-160D, section 4, section 6, category A

CONDITIONING
Specific conditioning conditions:
- in the short term:	In Breeze-Eastern	Yes ☑ No ☐
original container.
• Description:
See TD-00-018 for specific instructions.

- in the long term:	Inspection, Test	Yes ☑ No ☐

• Description:
See TD-00-018 for specific requirements.

Breeze-Eastern Corporation		UAE

Name: T. F. McLoughlin

Date: January 22, 2007

Signature:

DP3/	38